EXHIBIT 99.1

For further information, contact:

Michael Hara	Hector Marinez
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 486-2511	(408) 486-3443
mhara@nvidia.com	hmarinez@nvidia.com

FOR IMMEDIATE RELEASE:

NVIDIA REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2009

SANTA CLARA, CA—FEBRUARY 10, 2009—NVIDIA Corporation (Nasdaq: NVDA) today reported financial results for the fourth quarter of fiscal 2009 and the fiscal year ended January 25, 2009.

For the fourth quarter of fiscal 2009, revenue was $481.1 million compared to $1.2 billion for the fourth quarter of fiscal 2008, a decrease of 60 percent. For the twelve months ended January 25, 2009, revenue was $3.4 billion compared to $4.1 billion for the twelve months ended January 27, 2008, a decrease of 16 percent.

NVIDIA’s results for the fourth quarter of fiscal 2009, computed in accordance with U.S. generally accepted accounting principles (GAAP), included a net loss of $147.7 million, or $0.27 per share.  Non-GAAP net loss for the fourth quarter of fiscal 2009, which excludes stock-based compensation charges, a benefit from insurance proceeds received, a non-recurring charge against operating expenses related to termination of a development agreement, a restructuring credit against operating expenses, and the associated tax impact of these items, was $94.4 million, or $0.18 per share.

GAAP net loss for the twelve months ended January 25, 2009 was $30.0 million, or $0.05 per share, compared to net income of $797.6 million, or $1.31 per diluted share, for the twelve months ended January 27, 2008.  Non-GAAP net income for the twelve months ended January 25, 2009, which excludes stock-based compensation charges, a non-recurring charge against cost of revenue related to a royalty dispute, a non-recurring warranty charge against cost of revenue, a benefit from insurance proceeds received, a non-recurring charge against operating expenses related to termination of a development agreement, a restructuring charge against operating expenses, and the associated tax impact of these items, was $303.3 million, or $0.53 per diluted share, compared to $919.3 million, or $1.56 per diluted share, for the twelve months ended January 27, 2008.

“The environment is clearly difficult and uncertain.  Our first priority is to set an operating expense level that balances cash conservation while allowing us to continue to invest in initiatives that are of great importance to the market and in which we believe we have industry leadership.  We have initiatives in all areas to reduce operating expenses,” said Jen-Hsun Huang, president and CEO of NVIDIA.  “Although fiscal 2009 was extremely difficult, it was one of our best years of innovation.  We made many important advances in graphics processing with PhysX and 3D Vision, GPU computing with CUDA and Tesla, and mobile computing with ION and Tegra.  I am pleased with the excellent achievements we made in each of these important areas.”

Fourth Quarter Fiscal 2009 Highlights:

·
NVIDIA announced the NVIDIA Ion™ Platform, which combines the highly acclaimed GeForce®  9400 GPU with the Intel Atom CPU.  The combination enables the smallest premium PC experience available today, making it ideal for the exploding category of mini-notebooks and compact PCs.

·
NVIDIA introduced GeForce® 3D Vision™, the world’s first high-definition 3D stereo solution for the home.  3D Vision is a combination of high-tech wireless glasses, a high-power infrared (IR) emitter and advanced software that automatically transforms hundreds of PC games into full stereoscopic 3D experiences.

·	NVIDIA unveiled the GPU-based Tesla™ Personal Supercomputer, which delivers the equivalent computing power of a cluster, at 1/100th of the price and in a form factor of a standard desktop workstation.

·
NVIDIA announced that Electronic Arts, THQ and 2K Games, a publishing label of Take-Two Interactive Software, have licensed NVIDIA PhysX®  technology as a development platform which will be available for use by each of the company’s studios worldwide.

·
NVIDIA announced it is working closely with Wipro to provide CUDA™ professional services to their joint customers worldwide.  Wipro’s Product Engineering Services group will accelerate the development efforts of companies with vast software portfolios seeking to exploit parallel computing with the GPU.

·
NVIDIA announced that National Taiwan University (NTU), one of the world’s leading research universities, has been named as Asia’s first CUDA Center of Excellence.  NTU joins previously recognized CUDA Centers of Excellence, the University of Illinois at Urbana-Champaign and University of Utah.

Conference Call and Web Cast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its fourth quarter and fiscal year 2009 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please dial (212) 231-2901. A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site www.nvidia.com/ir and at www.streetevents.com. The Web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its first quarter fiscal 2010.

Non-GAAP Measures
To supplement the Company’s Condensed Consolidated Statements of Operations presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP net income (loss), and non-GAAP net income (loss) per share. In order for our investors to be better able to compare our current results with those of previous periods, we have shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, a non-recurring charge against cost of revenue related to a royalty dispute, a non-recurring warranty charge against cost of revenue, a restructuring charge (credit) against operating expenses, a non-recurring charge against operating expenses related to termination of a development agreement, a benefit from insurance proceeds received, in-process research & development charges related to acquisitions, and the associated tax impact of these items, where applicable. We believe the presentation of our non-GAAP financial measures enhances the user's overall understanding of our historical financial performance. The presentation of our non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA (Nasdaq: NVDA) is the world leader in visual computing technologies and the inventor of the GPU, a high-performance processor which generates breathtaking, interactive graphics on workstations, personal computers, game consoles, and mobile devices. NVIDIA serves the entertainment and consumer market with its GeForce® products, the professional design and visualization market with its Quadro® products, and the high-performance computing market with its Tesla™ products. NVIDIA is headquartered in Santa Clara, California and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, statements as to: our cash conservative efforts; our priorities, initiatives, innovations, advancements and achievements; and the benefits of the NVIDIA Ion Platform, NVIDIA 3D Vision and the Tesla Personal Supercomputer, are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: development of faster or more efficient technology; the impact of technological development and competition; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including our Form 10-Q for the fiscal period ended October 26, 2008. Copies of reports filed with the SEC are posted on our website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

# # #

Copyright © 2009 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Quadro, Tesla, PhysX, GeForce 3D Vision, CUDA, ION and Tegra  are registered trademarks and/or trademarks of NVIDIA Corporation in the United States and other countries. All other company and/or product names may be trade names, trademarks, and/or registered trademarks of the respective owners with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008
Revenue	$481,140	$1,202,730	$3,424,859	$4,097,860
Cost of revenue	339,474	653,133	2,250,590	2,228,580
Gross profit	141,666	549,597	1,174,269	1,869,280

Operating expenses:
Research and development	211,779	195,835	855,879	691,637
Sales, general and administrative	86,440	91,263	362,222	341,297
Restructuring charges and other	18,530	-	26,868	-
Total operating expenses	316,749	287,098	1,244,969	1,032,934

Operating income (loss)	(175,083)	262,499	(70,700)	836,346
Interest and other income, net	4,708	17,403	27,746	64,995
Income (loss) before income tax	(170,375)	279,902	(42,954)	901,341
Income tax expense (benefit) (A)	(22,710)	22,909	(12,913)	103,696
Net income (loss)	$(147,665)	256,993	$(30,041)	$797,645

Basic net income (loss) per share	$(0.27)	$0.46	$(0.05)	$1.45
Diluted net income (loss) per share	$(0.27)	$0.42	$(0.05)	$1.31

Shares used in basic per share computation	537,595	557,143	548,126	550,108
Shares used in diluted per share computation	537,595	609,173	548,126	606,732

(A) The income tax (benefit) rate for the three and twelve months ended January 25, 2009 was (13.3)% and (30.0)%, respectively. The income tax expense rate for the three and twelve months ended January 27, 2008 was 8.2% and 11.5%, respectively.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008

GAAP gross profit	$141,666	$549,597	$1,174,269	$1,869,280
Stock-based compensation expense included in cost of revenue (A)	1,912	2,809	11,939	10,886
Insurance claim proceeds (B)	(6,665)	-	(6,665)	-
Non-recurring charge related to a royalty dispute	-	-	4,500	-
Warranty charge against cost of revenue arising from a weak die/packaging material set	-	-	195,954	-
Non-GAAP gross profit	$136,913	$552,406	$1,379,997	$1,880,166

GAAP net income (loss)	$(147,665)	$256,993	$(30,041)	$797,645
Stock-based compensation expense (A)	41,833	34,497	162,706	133,365
Non-recurring charge related to a royalty dispute	-	-	4,500	-
Insurance claim proceeds (B)	(8,000)	-	(8,000)	-
Non-recurring charges related to contract termination (C )	18,912	-	18,912	-
Restructuring charges	(382)	-	7,956	-
Warranty charge against cost of revenue arising from a weak die/packaging material set	-	-	195,954	-
In process research & development charge related to acquisitions	-	4,000	-	4,000
Income tax impact of non-GAAP adjustments	939	(2,902)	(48,685)	(15,755)
Non-GAAP net income (loss)	$(94,363)	$292,588	$303,302	$919,255

Diluted net income (loss) per share
GAAP	$(0.27)	$0.42	$(0.05)	$1.31
Non-GAAP	$(0.18)	$0.49	$0.53	$1.56

Shares used in GAAP diluted net income per share computation	537,595	609,173	548,126	606,732
Cumulative impact of non-GAAP adjustments (D)	-	(15,837)	(7,348)	(16,148)
Impact of shares used in computing GAAP loss to non-GAAP income	-	-	31,466	-
Shares used in non-GAAP diluted net income per share computation	537,595	593,336	572,244	590,584

(A) Results include stock-based compensation expense as follows (in thousands):
	Three Months Ended		Twelve Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008

Cost of revenue	$1,912	$2,809	$11,939	$10,886
Research and development	$26,507	$19,146	$98,007	$76,617
Sales, general and administrative	$13,414	$12,542	$52,760	$45,862

(B) Excludes benefit of $8.0 million received during the three months ended January 25, 2009 from insurance providers as reimbursement for some of the claims against us towards the warranty cost arising from a weak die/packaging material set.  These insurance claim proceeds have been allocated to sales, general and administrative expenses to the extent of legal expenses incurred of $1.3 million and the remainder of $6.7 million has been allocated to cost of revenue.

(C) Excludes $18.9 million for a non-recurring charge incurred during the three months ended January 25, 2009 resulting from the termination of a development contract related to a new campus construction project we have put on hold.

(D) Reflects an adjustment to the diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB 25).

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	January 25,	January 27,
	2009	2008
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$1,255,390	$1,809,478
Accounts receivable, net	318,435	666,494
Inventories	537,834	358,521
Prepaid expenses and other current assets	56,299	54,336
Total current assets	2,167,958	2,888,829

Property and equipment, net	625,798	359,808
Goodwill	369,844	354,057
Intangible assets, net	147,101	106,926
Deposits and other assets	40,026	38,051
Total assets	$3,350,727	$3,747,671

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$218,864	$492,099
Accrued liabilities and other current liabilities	559,727	475,062
Total current liabilities	778,591	967,161

Other long-term liabilities	151,850	162,598
Capital lease obligations, long term	25,634	-
Stockholders' equity	2,394,652	2,617,912

Total liabilities and stockholders' equity	$3,350,727	$3,747,671